EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS SUBSTANTIAL

INCREASES IN THIRD QUARTER AND NINE MONTHS NET EARNINGS

EL PASO, Texas, Jan. 11 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and net earnings for the third quarter ended November 30, 2009.

Third quarter net sales were $189,399,000 versus net sales of $185,619,000 in the same period of the prior year, an increase of 2.0 percent. Net sales for the nine months ended November 30, 2009 were $495,465,000 versus sales of $484,165,000 for the previous year, an increase of 2.3 percent.

Third quarter net earnings were $24,733,000, or $0.80 per fully diluted share, compared to $15,090,000 or $0.48 per fully diluted share for the same period a year earlier, an increase of 66.7 percent in earnings per fully diluted share. Net earnings for the nine months ended November 30, 2009 were $55,153,000 or $1.79 per fully diluted share versus $31,246,000, or $1.00 per fully diluted share for the same period a year earlier, an increase of 79.0 percent in earnings per fully diluted share.

Net sales in the Housewares segment (OXO) for the third quarter of fiscal 2010 increased $9,892,000, or 21.8 percent, to $55,193,000 compared with $45,301,000 for the same period last year. Net sales in the Housewares segment for the nine months ended November 30, 2009 increased $17,540,000, or 13.4 percent, to $148,447,000 compared with $130,907,000 for the same period last year. The OXO brand continues its growth into a diverse group of new and exciting areas. Recent OXO product introductions, especially in the dry and wet food storage categories, helped drive net sales growth in the third quarter.

Net sales in the Personal Care segment for the third quarter of fiscal 2010 decreased $6,112,000, or 4.4 percent, to $134,206,000 compared with $140,318,000 for the same period last year. Net sales in the Personal Care segment for the nine months ended November 30, 2009 decreased $6,240,000, or 1.8 percent, to $347,018,000 compared with $353,258,000 for the same period last year. The grooming, skin care, and hair care solutions category achieved net sales growth during the quarter, while hair care appliances and accessories net sales decreased during the period.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results for the quarter and the first nine months of the fiscal year stated, “We are very pleased with our substantially increased net operating results for the third quarter and nine months ended November 30, 2009, which we achieved in a very difficult retail sales environment. Our Housewares segment continues its unbroken record of sustained growth. Our Personal Care segment has been affected by the poor retail economy during 2009.

“Consolidated gross profit margin as a percentage of net sales for the fiscal quarter ended November 30, 2009 increased 4.5 percentage points to 44.1 percent compared to 39.6 percent for the same period last year. Consolidated gross profit margin as a percentage of net sales for the nine month period ended November 30, 2009 increased 0.9 percentage points to 42.6 percent compared to 41.7 percent for the same period last year.

“Selling, general, and administrative expense (“SG&A”) as a percentage of net sales for the fiscal quarter ended November 30, 2009 decreased 0.5 percentage points to 28.3 percent compared to 28.8 percent for the same period last year. SG&A expense as a percentage of net sales for the nine months decreased 2.4 percentage points to 28.5 percent compared to 30.9 percent for the same period last year.

“As of November 30, 2009, Helen of Troy’s balance sheet remains strong with shareholders’ equity of $563,407,000. Inventories have decreased $41,967,000 or 24.4 percent to $129,757,000 at November 30, 2009 compared with $171,724,000 at November 30, 2008. Our cash and cash equivalents position as of November 30, 2009 was $58,960,000.

“We continue to review and adjust our business activities to address a slowly improving economic environment, while managing liquidity and continuing to control expenses. During this difficult period, we believe we are well positioned financially to continue to seek prudent opportunities to grow our business. We also continue our focus on expense reductions, while striving to increase sales and gross margins for the coming year. We believe that our consumer brand leadership positions in our market segments will be the basis for positioning our company for continued growth and success,” Mr. Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Monday, January 11, 2010.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through February 28, 2010.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, and rechargeable lighting products. The Company’s products are sold  to consumers by mass merchandisers, drug store chains, warehouse clubs and grocery stores under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Infusium 23®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®,  Isobel® and Ogilvie®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2009 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, requirements to accurately project product demand and orders of customers, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, impact of changing costs of raw materials, energy and operations, the inability to liquidate auction rate securities, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, expectations regarding acquisitions and the integration of acquired businesses, the Company’s use of debt and the constraints it may impose, the risks associated with tax audits, and disputes with taxing authorities, potential changes in laws, including tax laws, the Company’s ability to continue to avoid classification as a controlled foreign corporation, the Company’s dependence on the strength of retail economies, the impact of a prolonged recession, and the highly subjective nature of projections of sales and earnings and the fact that future sales and earnings could vary in a material amount from the Company’s projections

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended November 30,				For the Nine Months Ended November 30,
	2009		2008		2009		2008
Net sales	$189,399	100.0%	$185,619	100.0%	$495,465	100.0%	$484,165	100.0%
Cost of sales	105,877	55.9%	112,075	60.4%	284,540	57.4%	282,456	58.3%
Gross profit	83,522	44.1%	73,544	39.6%	210,925	42.6%	201,709	41.7%

Selling, general and administrative expense	53,658	28.3%	53,543	28.8%	141,230	28.5%	149,428	30.9%
Operating income before impairment charges	29,864	15.8%	20,001	10.8%	69,695	14.1%	52,281	10.8%

Impairment charges	—	0.0%	—	0.0%	900	0.2%	7,760	1.6%
Operating income	29,864	15.8%	20,001	10.8%	68,795	13.9%	44,521	9.2%

Other income (expense):
Interest expense	(2,146)	-1.1%	(3,380)	-1.8%	(8,192)	-1.7%	(10,317)	-2.1%
Other income, net	125	0.1%	575	0.3%	927	0.2%	2,244	0.5%
Total other income (expense)	(2,021)	-1.1%	(2,805)	-1.5%	(7,265)	-1.5%	(8,073)	-1.7%
Earnings before income taxes	27,843	14.7%	17,196	9.3%	61,530	12.4%	36,448	7.5%

Income tax expense	3,110	1.6%	2,106	1.1%	6,377	1.3%	5,202	1.1%
Net earnings	$24,733	13.1%	$15,090	8.1%	$55,153	11.1%	$31,246	6.5%

Diluted earnings per share	$0.80		$0.48		$1.79		$1.00

Weighted average common shares used in computing diluted earnings per share	31,047		31,229		30,848		31,162

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	11/30/2009	11/30/2008

Cash, cash equivalents and trading securities	$58,960	$87,978

Accounts receivable, principally trade	144,831	142,891

Inventories	129,757	171,724

Total current assets	351,697	422,779

Long-term investments	20,294	20,048

Total assets	826,169	948,734

Total current liabilities	117,812	200,552

Total long-term liabilities	144,950	149,573

Shareholders’ equity	563,407	598,609

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to Net Earnings

	Three Months Ended November 30,		Nine Months Ended November 30,
	2009	2008	2009	2008

Net earnings	$24,733	$15,090	$55,153	$31,246

Interest income / Expense, net	2,041	2,688	7,766	7,931

Income tax expense	3,110	2,106	6,377	5,202

Depreciation and amortization	3,503	3,534	11,436	10,604

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$33,387	$23,418	$80,732	$54,983

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts and gain on casualty insurance settlements

EBITDA, as calculated above	$33,387	$23,418	$80,732	$54,983

Add: Impairment charges	—	—	900	7,760
Share-based compensation	433	377	1,264	1,037
Charge to allowance for doubtful accounts	—	—	—	3,876
Less: Gain on casualty insurance settlements	—	—	—	(2,702)

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts and gain on casualty insurance settlements	$33,820	$23,795	$82,896	$64,954

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Earnings, as reported to non-GAAP Earnings without Significant Items

	For the Three Months Ended November 30,				For the Nine Months Ended November 30,
	2009		2008		2009		2008
		Diluted		Diluted		Diluted		Diluted
		EPS		EPS		EPS		EPS
Net earnings, as reported	$24,733	$0.80	$15,090	$0.48	$55,153	$1.79	$31,246	$1.00

Add: Impairment loss, net of tax	—	—	—	—	—	—	7,605	0.24

Charge to allowance for doubtful accounts, net of tax	—	—	—	—	—	—	2,516	0.08

Less: Gain on casualty insurance settlements, net of tax	—	—	—	—	—	—	(2,635)	(0.08)

Tax benefit of IRS settlement, including reversal of penalties	—	—	(461)	(0.01)	—	—	(461)	(0.01)

Earnings, without significant items	$24,733	$0.80	$14,629	$0.47	$55,153	$1.79	$38,271	$1.23

Weighted average common shares used in computing diluted earnings per share	31,047		31,229		30,848		31,162

The above tables report non-GAAP measures. The Company believes earnings without the impact of significant items, EBITDA and EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts, and gain on casualty insurance settlements as shown in the preceding tables are non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Condensed Statements of Income, which are included in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  The Company also believes that these non-GAAP measures provided by the Company facilitate a more direct comparison of its performance with its competitors.  The Company further believes that the excluded significant items do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2010